Exhibit 24

OMNIBUS POWER OF ATTORNEY

Pursuant to Registration Rights Agreements, dated as of November 15, 2006, by and among NCO Group, Inc. (which subsequently merged into Collect Holdings, Inc., with Collect Holdings, Inc. surviving the merger and changing its name to “NCO Group, Inc.” (the “Corporation”)), the subsidiaries of the Corporation listed as Guarantors and signatories thereto or thereafter added by joinder and Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Bank of America Securities LLC (the “Registration Rights Agreements”), the Corporation and the Guarantors have agreed to file one or more registration statements (the “Registration Statements”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the Corporation’s Floating Rate Senior Notes due 2013 (the “Senior Notes”) and 11.875% Senior Subordinated Notes due 2014 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”), guaranteed by the Guarantors, for resale under the Securities Act.

The undersigned are directors, officers and/or other authorized persons of one or more of the Corporation and the Guarantors and desire to enter into this Power of Attorney to facilitate the filing of the Registration Statements and any amendments thereto.

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Barrist and John R. Schwab, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, to sign the Registration Statements and any and all amendments, including pre-effective and post-effective amendments thereto (and any additional Registration Statements related thereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments including post-effective amendments thereto)), to the Registration Statements, of the Corporation and Guarantors of which the undersigned is now or hereafter may become an officer, director or other authorized person, in any and all capacities (including, without limitation the capacities listed below), and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to enable the Corporation and the Guarantors to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  Without limiting the generality of the foregoing, amendments to the Registration Statements may make such changes in such Registration Statements as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

This Power of Attorney may be signed in more than one counterpart, all of which when taken together, shall be deemed one and the same instrument. If this Power of Attorney is executed by less than all of the undersigned, it shall nevertheless be effective with respect to those of the undersigned as shall have executed it.

IN WITNESS WHEREOF, this Power of Attorney has been signed effective as of this 24th day of April, 2009, by the following persons:

[continued and to be signed on the next page]

Signatures	Title

/s/Austin Adams	Director of NCO Group, Inc.
Austin Adams
Chairman of the Board, President and Chief Executive Officer of NCO Group, Inc.

Chief Executive Officer, President and Director of Compass International Services Corporation, Compass Teleservices, Inc., NCO ACI Holdings, Inc., NCO Teleservices, Inc., NCO Customer Management, Inc., RMH Teleservices Asia Pacific, Inc., Outsourcing Solutions, Inc., OSI Support Services, Inc., OSI Collection Services, Inc., OSI Education Services, Inc., Jennifer Loomis & Associates, Inc., Asset Recovery & Management Corp., Qualink, Inc., Professional Recoveries Inc., Payco American International Corp., OSI Recovery Solutions, Inc., OSI Outsourcing Services International, Inc., OSI Portfolio Services, Inc., North Shore Agency, Inc., OSI Outsourcing Services, Inc., Transworld Systems, Inc., Union Settlement Administrator Holdco, Inc., Union Settlement Administrator, Inc., Systems & Services Technologies, Inc., Credit Receivables Corporation I and Tempest Recovery Services, Inc.

Chief Executive Officer and President of NCOP Capital Resource, LLC, Greystone Business Group, LLC, Pacific Software Consulting, LLC, Coast to Coast Consulting, LLC, PAE Leasing, LLC, University Accounting Service, LLC, Gulf State Credit, L.L.C., Perimeter Credit, L.L.C., OSI SPE LLC and Old OSI LLC

Chairman of the Board and President of NCO Financial Systems, Inc.
/s/Michael J. Barrist
Michael J. Barrist	President and Director of JDR Holdings, Inc.

[Signatures continue on following page]

Signatures	Title

/s/Henry H. Briance	Director of NCO Group, Inc.
Henry H. Briance

/s/David M. Cohen	Director of NCO Group, Inc.
David M. Cohen

/s/Colin M. Farmer	Director of NCO Group, Inc.
Colin M. Farmer

/s/Edward Kangas	Director of NCO Group, Inc.
Edward Kangas

/s/Leo J. Pound	Director of NCO Group, Inc.
Leo J. Pound

[Signatures continue on following page]

Signatures	Title

/s/Maria Albino	Treasurer and Director of FCA Leasing, Inc.
Maria Albino

Vice President and Treasurer of AC Financial Services, Inc., ALW Financial, Inc., FCA Funding, Inc., NCOCRM Funding, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc., NCO Portfolio Management, Inc. and NCOP Financing, Inc.

/s/Gail Ball
Gail Ball

/s/Candace R. Corra	Director of NCOP/Marlin, Inc. and NCOP Nevada Holdings, Inc.
Candace R. Corra

/s/Robert DiSante	President and Director of FCA Leasing, Inc.
Robert DiSante
President and Director of AC Financial Services, Inc., FCA Funding, Inc., NCOCRM Funding, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc. and ALW Financial, Inc.

/s/William C. Fischer
William C. Fischer

[Signatures continue on following page]

Signatures	Title

President and Director of AssetCare, Inc.

Executive Vice President, General Counsel and Secretary of NCO Group, Inc.

Director of ALW Financial, Inc., JDR Holdings, Inc., NCO ACI Holdings, Inc., NCO Customer Management, Inc., RMH Teleservices Asia Pacific, Inc., NCOP/Marlin, Inc., NCOP Nevada Holdings, Inc., NCOP Services, Inc., Compass International Services Corporation, Compass Teleservices, Inc., NCO Financial Systems, Inc., NCO Teleservices, Inc., Systems & Services Technologies, Inc., Credit Receivables Corporation I, Tempest Recovery Services, Inc., Outsourcing Solutions, Inc., OSI Support Services, Inc., OSI Collection Services, Inc., OSI Education Services, Inc., Jennifer Loomis & Associates, Inc., Asset Recovery & Management Corp., Qualink, Inc., Professional Recoveries Inc., Payco American International Corp., OSI Recovery Solutions, Inc., OSI Outsourcing Services International, Inc., OSI Portfolio Services, Inc., North Shore Agency, Inc., OSI Outsourcing Services, Inc., Transworld Systems, Inc., Union Settlement Administrator Holdco, Inc. and Union Settlement Administrator, Inc.

/s/Joshua Gindin
Joshua Gindin

/s/Michael B. Meringolo
Michael B. Meringolo	Director of NCOP/Marlin, Inc., NCOP Nevada Holdings, Inc. and NCOP Services, Inc.

[Signatures continue on following page]

Signatures	Title

President and Director of NCO Portfolio Management, Inc. and NCOP Financing, Inc.

Treasurer (Chief Financial Officer) and Director of NCOP/Marlin, Inc. and NCOP Nevada Holdings, Inc.

Chief Financial Officer, Treasurer and Director of NCOP Services, Inc.

Treasurer (Chief Financial Officer) of NCOP I, LLC, NCOP II, LLC, NCOP III, LLC, NCOP IV, LLC, NCOP V, LLC, NCOP VI, LLC, NCOP VII, LLC, NCOP VIII, LLC, NCOP IX, LLC, and NCOP X, LLC

/s/Richard J. Palmer
Richard J. Palmer

[Signatures continue on following page]

Signatures	Title

Executive Vice President, Finance, Chief Financial Officer and Treasurer of NCO Group, Inc.

Chief Financial Officer, Executive Vice President, Treasurer and Director of Compass International Services Corporation, Compass Teleservices, Inc., NCO Financial Systems, Inc., and NCO ACI Holdings, Inc.

Chief Financial Officer, Executive Vice President and Treasurer of NCO Teleservices, Inc. and NCO Capital Resource, LLC

Chief Financial Officer, Treasurer and Director of AssetCare, Inc., NCO Customer Management, Inc., RMH Teleservices Asia Pacific, Inc., Systems & Services Technologies, Inc., Credit Receivables Corporation I, Tempest Recovery Services, Inc., Outsourcing Solutions, Inc., OSI Support Services, Inc., OSI Collection Services, Inc., OSI Education Services, Inc., Jennifer Loomis & Associates, Inc., Asset Recovery & Management Corp., Qualink, Inc., Professional Recoveries Inc., Payco American International Corp., OSI Recovery Solutions, Inc., OSI Outsourcing Services International, Inc., OSI Portfolio Services, Inc., North Shore Agency, Inc., OSI Outsourcing Services, Inc., Transworld Systems, Inc., Union Settlement Administrator Holdco, Inc. and Union Settlement Administrator, Inc.

Chief Financial Officer and Treasurer of Greystone Business Group, LLC, Pacific Software Consulting, LLC, Coast to Coast Consulting, LLC, PAE Leasing, LLC, University Accounting Service, LLC, Gulf State Credit, L.L.C., Perimeter Credit, L.L.C., OSI SPE LLC and Old OSI LLC

Treasurer and Director of JDR Holdings, Inc.

Director of AC Finanical Services, Inc., ALW Financial, Inc., FCA Funding, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc., NCO Portfolio Management, Inc., NCOCRM Funding, Inc. and NCOP Financing, Inc.

/s/John R. Schwab
John R. Schwab

[Signatures continue on following page]

Signatures	Title

/s/Irving Shapiro	Director of FCA Leasing, Inc.
Irving Shapiro

Director of AC Financial Services, Inc., FCA Funding, Inc., NCOCRM Funding, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc., NCO Portfolio Management, Inc. and NCOP Financing, Inc.

/s/Peter J. Winnington
Peter J. Winnington

President (Chief Executive Officer) and Director of NCOP/Marlin, Inc. and NCOP Nevada Holdings, Inc.

Chief Executive Officer, President and Director of NCOP Services, Inc.

President (Chief Executive Officer) of NCOP I, LLC, NCOP II, LLC, NCOP III, LLC, NCOP IV, LLC, NCOP V, LLC, NCOP VI, LLC, NCOP VII, LLC, NCOP VIII, LLC, NCOP IX, LLC, and NCOP X, LLC

/s/Albert Zezulinski	Director of NCO Portfolio Management, Inc. and NCOP Financing, Inc.
Albert Zezulinski

POWER OF ATTORNEY

Pursuant to Registration Rights Agreements, dated as of November 15, 2006, by and among NCO Group, Inc. (which subsequently merged into Collect Holdings, Inc., with Collect Holdings, Inc. surviving the merger and changing its name to “NCO Group, Inc.” (the “Corporation”)), the subsidiaries of the Corporation listed as Guarantors and signatories thereto or thereafter added by joinder and Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Bank of America Securities LLC (the “Registration Rights Agreements”), the Corporation and the Guarantors have agreed to file one or more registration statements (the “Registration Statements”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the Corporation’s Floating Rate Senior Notes due 2013 (the “Senior Notes”) and 11.875% Senior Subordinated Notes due 2014 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”), guaranteed by the Guarantors, for resale under the Securities Act.

The undersigned are directors, officers and/or other authorized persons of Portfolio Acquisitions, LLC, a Guarantor, and desire to enter into this Power of Attorney to facilitate the filing of the Registration Statements and any amendments thereto.

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Barrist and John R. Schwab, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, to sign the Registration Statements and any and all amendments, including pre-effective and post-effective amendments thereto (and any additional Registration Statements related thereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments including post-effective amendments thereto)), to the Registration Statements, of the Corporation and Guarantors of which the undersigned is now or hereafter may become an officer, director or other authorized person, in any and all capacities (including, without limitation the capacities listed below), and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to enable the Corporation and the Guarantors to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  Without limiting the generality of the foregoing, amendments to the Registration Statements may make such changes in such Registration Statements as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

This Power of Attorney may be signed in more than one counterpart, all of which when taken together, shall be deemed one and the same instrument. If this Power of Attorney is executed by less than all of the undersigned, it shall nevertheless be effective with respect to those of the undersigned as shall have executed it.

IN WITNESS WHEREOF, this Power of Attorney has been signed effective as of this 24th day of April, 2009, by the following persons:

/s/Michael J. Barrist	Chief Executive Officer and President of Portfolio Acquisitions, LLC
Michael J. Barrist

/s/John R. Schwab	Chief Financial Officer and Treasurer of Portfolio Acquisitions, LLC
John R. Schwab

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